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                                                                    EXHIBIT 3(i)

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                             MULTI-COLOR CORPORATION

      The undersigned, being the President of Multi-Color Corporation ("Corporation"), a corporation organized and existing under the laws of the State of Ohio, being duly authorized by the shareholders of the Corporation to file these Amended and Restated Articles of Incorporation by action of the shareholders at a meeting held on July 1, 1987, does hereby certify as follows:

      FIRST: The name of the Corporation shall be Multi-Color Corporation.

      SECOND: The place in Ohio where its principal office is to be located is 4575 Eastern Avenue, Cincinnati, Hamilton County, Ohio 45226.

      THIRD: The purpose for which the Corporation is organized shall be:

           To manufacture, produce, sell, distribute, and otherwise deal in paper and paper products, including labels, and to undertake all business activities incidental to such purpose and to engage in any lawful act or acts for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

      FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is:

           A. 2,000 shares of Common Stock, without par value; and

           B. 1,000 shares of Preferred Stock, without par value.

           The holders of the Preferred Stock shall be entitled to receive dividends out of any funds of the Corporation at the time legally available for dividends when and as declared by the Board of Directors at such rate as shall be fixed by the Board of Directors before any sum shall be set apart or applied to the redemption or purchase of or any dividends shall be declared or paid upon or set apart for any class or series of Common Stock. In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation payment of any amount per share as determined by the Board of Directors as a liquidation


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price (including accrued dividends, if any) before any distribution of assets shall be made to the holders of any class or series of Common Stock.

           The Board of Directors shall have the express authority from time to time to adopt amendments to these Articles of Incorporation with respect to any unissued or treasury shares of Preferred Stock and thereby to fix or change the division of such shares into series and the designation and authorized number of shares of each series and to provide for each such series: voting power, full or limited or no voting power; dividend or distribution rate; dates of payment of dividends or distributions; dates from which dividends or distributions are cumulative; liquidation price; redemption rights and prices; sinking fund requirements; conversion rights; restrictions on the issuance of shares of any class or series; and such other designations, preferences and relative, participating, optional or other special rights, powers and privileges of and qualifications, limitations or restrictions on the rights of holders of shares of any class or series as may be determined by the Board of Directors.

      FIFTH: No holder of any shares of this Corporation shall have any pre-emptive rights to subscribe for or to purchase any shares of this Corporation of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertained any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

      SIXTH: This Corporation, through its Board of Directors, shall have the right and power to purchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and any selling shareholder.

      SEVENTH: Upon the filing of these Amended and Restated Articles of Incorporation, each share of common stock without par value of the Corporation then outstanding shall remain outstanding as one share of common stock without par value.

      EIGHTH: No shareholder shall have the right to vote cumulatively in the election of Directors.

      NINTH: The affirmative vote of shareholders entitled to exercise a majority of the voting power shall be required to amend these Articles of Incorporation, approve mergers and to take any other action which by law must be approved by a specified percentage of all outstanding shares entitled to vote.


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      IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this first day of July, 1987.

                                            /s/John C. Court
                                            ------------------------------------
                                            John C. Court, President

ATTEST:


/s/John D. Littlehale
- -----------------------------
John D. Littlehale, Secretary



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                                  AMENDMENT TO
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             MULTI-COLOR CORPORATION

      John C. Court, who is President, and John D. Littlehale, who is Secretary of the above-named Ohio corporation with its principal location at 4575 Eastern Avenue, Cincinnati, Ohio do hereby certify that a meeting of shareholders was duly called and held on July 1, 1987 at which meeting a quorum of the shareholders was present in person and by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power of the corporation, the following resolution was adopted to amend the articles:

      RESOLVED that Article Fourth of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to provide as follows:

           FOURTH. The maximum number of shares which the Corporation is authorized to have outstanding is:

      C. 10,000,000 shares of Common Stock, without par value.

      D. 1,000,000 shares of Preferred Stock, without par value.

           The holders of the Preferred Stock shall be entitled to receive dividends out of any funds of the Corporation at the time legally available for dividends when and as declared by the Board of Directors at such rate as shall be fixed by the Board of Directors before any sum shall be set apart or applied to the redemption or purchase or any dividends shall be declared or paid upon or set apart for any class or series of Common Stock. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation payment of any amount per share as determined by the Board of Directors as a liquidation price (including accrued dividends, if any) before any distribution of


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      assets shall be made to the holders of any class or series of Common
      Stock.

           The Board of Directors shall have the express authority from time to time to adopt amendments to these Articles of Incorporation with respect to any unissued or treasury shares of Preferred Stock and thereby to fix or change the division of such shares into series and the designation and authorized number of shares of each series and to provide for each such series: voting power, full or limited or no voting power; dividend or distribution rate; dates of payment of dividends or distributions; dates from which dividends or distributions are cumulative; liquidation price; redemption rights and prices; sinking fund requirements; conversion rights; restrictions on the issuance of shares any class or series; and such other designations, preferences and relative, participating, optional or other special rights, powers and privileges of and qualifications, limitations or restrictions on the rights of holders of shares of any class or series as may be determined by the Board of Directors.

           Upon the filing of this amendment to such Articles with the Ohio Secretary of State, each outstanding share of the Corporation's Common Stock, without par value shall automatically and without further action by the Corporation or any holder be converted into 1,820 shares of the Corporation's Common Stock, without par value.

      IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the Corporation, have executed this Amendment this 24th day of August, 1987.

                                              /s/John C. Court
                                              ----------------------------------
                                              John C. Court, President

                                              /s/John D. Littlehale
                                              ----------------------------------
                                              John D. Littlehale, Secretary